UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

Commission File Number 333-145882

Go Solar USA, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	27-1753019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue Suite 2500 New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 599-5979

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 13, 2011 Mr. Tyson Rohde resigned as our Chairman, Chief Executive Officer and Principal Financial Officer to pursue other interests.  Mr. Rohde’s departure was not the result of a disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Go Solar USA, Inc.

Date: June 13, 2011	By:	/s/ Tyson Rohde
Tyson Rohde
Chief Executive Officer
Principal Financial Officer